CONSENT OF ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of ENCON Systems, Inc. on Form S-3 (File No. 333-3720) of our report dated April 15, 1995, on our audits of the financial statements of Kemper Management Services, Inc. as of December 31, 1994 and 1993, and for the years ended December 31, 1994 and 1993, which report is included in Form 8-K/A dated January 24, 1996.
                                             /s/ Coopers & Lybrand L.L.P.
Hartford, Connecticut
May 29, 1996